EXHIBIT 99.E
EL PASO CORPORATION
IS OFFERING TO EXCHANGE
THE OLD NOTES OF THE SERIES SPECIFIED BELOW
FOR
THE CORRESPONDING SERIES OF NEW NOTES,
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

Old Notes to be Exchanged	CUSIP Nos.		New Notes

Category A
7 1/2 % Senior Notes due 2006	28336L AL 3	U53248 AD 9	7 1/2 % Senior Notes due 2006
6.50% Senior Notes due 2008	28336L AN 9	U53248 AE 7	6.50% Senior Notes due 2008
7.625% Senior Notes due 2008	28336L AQ 2	U53248 AF 4	7.625% Senior Notes due 2008
6.375% Senior Notes due 2009	28336L AS 8	U53248 AG 2	6.375% Senior Notes due 2009
7.75% Senior Notes due 2010	28336L AU 3	U53248 AH 0	7.75% Senior Notes due 2010
10 3/4 % Senior Notes due 2010	28336L AW 9	U53248 AJ 6	10 3/4 % Senior Notes due 2010
9 5/8 % Senior Notes due 2012	28336L AY 5	U53248 AK 3	9 5/8 % Senior Notes due 2012
6.70% Senior Notes due 2027	28336L BA 6	U53248 AL 1	6.70% Senior Notes due 2027
6.95% Senior Notes due 2028	28336L BC 2	U53248 AM 9	6.95% Senior Notes due 2028
7.75% Senior Notes due 2032	28336L BJ 7	U53248 AQ 0	7.750% Medium Term Notes
7.42% Senior Notes due 2037	28336L BG 3	U53248 AP 2	7.42% Senior Notes due 2037
Category B
7 1/2 % Notes due 2006	190441 BE 4		7 1/2 % Senior Notes due 2006
6.50% Senior Debentures due June 1, 2008	190441 AV 7		6.50% Senior Notes due 2008
7.625% Notes due 2008	190441 BF 1		7.625% Senior Notes due 2008
6.375% Senior Debentures due February 1, 2009	190441 AX 3		6.375% Senior Notes due 2009
7.75% Notes due 2010	190441 BC 8		7.75% Senior Notes due 2010
10 3/4 % Senior Debentures due October 1, 2010	190441 AK 1		10 3/4 % Senior Notes due 2010
9 5/8 % Senior Debentures due May 15, 2012	190441 AP 0		9 5/8 % Senior Notes due 2012
6.70% Senior Debentures due February 15, 2027	190441 AS 4		6.70% Senior Notes due 2027
6.95% Senior Debentures due June 1, 2028	190441 AW 5		6.95% Senior Notes due 2028
7.75% Senior Debentures due October 15, 2035	190441 AR 6		7.750% Medium Term Notes
7.42% Senior Debentures due February 15, 2037	190441 AT 2		7.42% Senior Notes due 2037
To Our Clients:
      Enclosed for your consideration is a prospectus, dated                     , 2006 (the “Prospectus”), and the related letter of transmittal relating to the offers (each an “Exchange Offer” and collectively, the “Exchange Offers”) to exchange each properly tendered and accepted note (each an “Old Note” and collectively, the “Old Notes”) of a series listed in the far left-hand column of the table set forth above for a new note (each a “New Note” and collectively, the “New Notes”) of the corresponding series listed in the far right-hand column of such table, which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, to be issued by El Paso Corporation, a Delaware corporation (the “Company”), in a principal amount equal to the principal amount of such tendered Old Note. The Exchange Offers are being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 28, 2005, by and among the Company and the Dealer Manager parties thereto.
      These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the related letter of transmittal. We also request that you confirm that we may on your behalf make the representations and warranties contained in the letter of transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. Each of the Exchange Offers will expire at 5:00 p.m., New York City time, on                     , 2006, unless such Exchange Offer is extended. Any Old Notes tendered pursuant to an Exchange Offer may be withdrawn at any time before the expiration of such Exchange Offer.
      Your attention is directed to the following:

1. Each Exchange Offer is for any and all Old Notes of the series to which such Exchange Offer relates.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offers — Conditions of the Exchange Offers.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the letter of transmittal.

4. Each Exchange Offer expires at 5:00 p.m., New York City time, on , 2006, unless such Exchange Offer is extended.
      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The letter of transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS
      The undersigned acknowledge(s) receipt of your letter and the enclosed materials, referred to therein relating to the Exchange Offers made by El Paso Corporation with respect to its Old Notes.
      This will instruct you as to the action to be taken by you relating to the Exchange Offers with respect to the Old Notes held by you for the account of the undersigned.
      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

CATEGORY A OLD NOTES	CATEGORY B OLD NOTES

$ of the 7 1/2 % Senior Notes due 2006.	$ of the 7 1/2 % Notes due 2006.
$ of the 6.50% Senior Notes due 2008.	$ of the 6.50% Senior Debentures due June 1, 2008.
$ of the 7.625% Senior Notes due 2008.	$ of the 7.625% Notes due 2008.
$ of the 6.375% Senior Notes due 2009.	$ of the 6.375% Senior Debentures due February 1, 2009.
$ of the 7.75% Senior Notes due 2010.	$ of the 7.75% Notes due 2010.
$ of the 10 3/4 % Senior Notes due 2010.	$ of the 10 3/4 % Senior Debentures due October 1, 2010.
$ of the 9 5/8 % Senior Notes due 2012.	$ of the 9 5/8 % Senior Debentures due May 15, 2012.
$ of the 6.70% Senior Notes due 2027.	$ of the 6.70% Senior Debentures due February 15, 2027.
$ of the 6.95% Senior Notes due 2028.	$ of the 6.95% Senior Debentures due June 1, 2028.
$ of the 7.75% Senior Notes due 2032.	$ of the 7.75% Senior Debentures due October 15, 2035.
$ of the 7.42% Senior Notes due 2037.	$ of the 7.42% Senior Debentures due February 15, 2037.
      With respect to each Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Old Notes, subject to the terms and conditions set forth in the Prospectus and the related letter of transmittal, held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any):

CATEGORY A OLD NOTES	CATEGORY B OLD NOTES

$ of the 7 1/2 % Senior Notes due 2006.	$ of the 7 1/2 % Notes due 2006.
$ of the 6.50% Senior Notes due 2008.	$ of the 6.50% Senior Debentures due June 1, 2008.
$ of the 7.625% Senior Notes due 2008.	$ of the 7.625% Notes due 2008.
$ of the 6.375% Senior Notes due 2009.	$ of the 6.375% Senior Debentures due February 1, 2009.
$ of the 7.75% Senior Notes due 2010.	$ of the 7.75% Notes due 2010.
$ of the 10 3/4 % Senior Notes due 2010.	$ of the 10 3/4 % Senior Debentures due October 1, 2010.
$ of the 9 5/8 % Senior Notes due 2012.	$ of the 9 5/8 % Senior Debentures due May 15, 2012.
$ of the 6.70% Senior Notes due 2027.	$ of the 6.70% Senior Debentures due February 15, 2027.
$ of the 6.95% Senior Notes due 2028.	$ of the 6.95% Senior Debentures due June 1, 2028.
$ of the 7.75% Senior Notes due 2032.	$ of the 7.75% Senior Debentures due October 15, 2035.
$ of the 7.42% Senior Notes due 2037.	$ of the 7.42% Senior Debentures due February 15, 2037.

☐	not to tender any Old Notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offers are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of the New Notes.

      If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.
Dated: __________________, 2006
Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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